                                                  Exhibit to Item 23(d)(4)(a)(2)


                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                       VILLANOVA MUTUAL FUND CAPITAL TRUST
                             NATIONWIDE MUTUAL FUNDS
                         AND FUND ASSET MANAGEMENT, L.P.
                           EFFECTIVE DECEMBER 29, 1999
                           (as amended June ___, 2001)

Funds of the Trust                                   Advisory Fees
------------------                                   -------------

Nationwide S&P 500 Index Fund                        0.05% on Subadviser Assets up to $200 million
                                                     0.03% on Subadviser Assets of $200 million and more
                                                        but less than $1 billion
                                                     0.02% for Subadviser Assets of $1 billion or more

Nationwide Small Cap Index Fund                      0.07% of average daily net assets

Nationwide Mid Cap Market Index Fund                 0.09% of average daily net assets

Nationwide International Index Fund                  0.14% of average daily net assets

Nationwide Bond Index Fund                           0.09% of average daily net assets

                                                     TRUST
                                                     Nationwide Mutual Funds


                                                     By:
                                                        ---------------------------------------------
                                                     Name:
                                                     Title:

                                                     ADVISER
                                                     Villanova Mutual Fund Capital Trust


                                                     By:
                                                        ---------------------------------------------
                                                     Name:
                                                     Title:

                                                     SUBADVISER
                                                     Fund Asset Management, L.P.


                                                     By:
                                                        ---------------------------------------------
                                                     Name:
                                                     Title: